SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 6, 2010

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Blvd., Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Section 1  Registrant’s Business and Operations

Section 1.01  Entry into a Material Definitive Agreement

On April 6, 2010, Tri-Valley Corporation filed a Current Report on Form 8-K announcing the execution of an agreement to sell common stock and warrants in a registered direct offering.  The exercise price of the Series B Warrants issuable in connection with the agreement was incorrectly stated to be $1.95 per share in Section 1.01 of the Report.  The correct exercise price of the Series B Warrants is $2.14 per share.

Section 9 – Exhibits

Item 9.01                      Exhibits

The attached Exhibits contain the correct Series B Warrant exercise price.

Exhibit   4.2                      Form of Series B Warrants
Exhibit 10.2                      Corrected Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2010	TRI-VALLEY CORPORATION /s/ John E. Durbin
John E. Durbin Chief Financial Officer